                                                                   EXHIBIT 10.7

                                   IRIDIUM(R)

                             COMMUNICATIONS SYSTEM

                           OPERATIONS AND MAINTENANCE

                                    CONTRACT

                                    BETWEEN

                                  IRIDIUM LLC

                                      AND

                                   MOTOROLA

CONTRACT EFFECTIVE DATE: JULY 29, 1993
(CONFORMED 1/14/97 TO INCLUDE AMENDMENTS 1, 2, 3, 4, 5 AND 6)


----------------------------------------

IRIDIUM IS A REGISTERED TRADEMARK AND SERVICE MARK OF IRIDIUM LLC

                               TABLE OF CONTENTS

TITLE                                                                   PAGE
-----                                                                   ----
RECITALS.                                                                  1
ARTICLE 1.   DEFINITIONS.                                                  2
ARTICLE 2.   DESCRIPTION OF WORK.                                          3
ARTICLE 3.   PERFORMANCE SCHEDULE.                                         4
ARTICLE 4.   CONTRACTOR'S COMPENSATION.                                    4
ARTICLE 5.   PAYMENT.                                                      6
ARTICLE 6.   TITLE TRANSFER.                                               6
ARTICLE 7.   CHANGES.                                                      6
ARTICLE 8.   EXCUSABLE DELAYS.                                             7
ARTICLE 9.   OWNER'S ACCESS.                                               7
ARTICLE 10.  REPORTS.                                                      8
ARTICLE 11.  INTELLECTUAL PROPERTY RIGHTS.                                 8
ARTICLE 12.  PATENT INDEMNITY.                                             9
ARTICLE 13.  WARRANTY.                                                    11
ARTICLE 14.  TAXES.                                                       11
ARTICLE 15   PERMITS AND LICENSES.                                        11
ARTICLE 16.  CROSS WAIVER OF LIABILITY.                                   13
ARTICLE 17.  INDEMNIFICATION.                                             14
ARTICLE 18.  INSURANCE.                                                   15
ARTICLE 19.  EXPORT REGULATIONS.                                          15
ARTICLE 20.  DEFAULT BY CONTRACTOR.                                       15
ARTICLE 21.  DEFAULT BY OWNER.                                            17
ARTICLE 22.  EXTENSION TO CONTRACT.                                       18
ARTICLE 23.  TERMINATION OF SPACE SYSTEM CONTRACT.                        18
ARTICLE 24.  NEXT GENERATION SPACE SYSTEM.                                18
ARTICLE 25.  LIMITATION OF LIABILITY.                                     18
ARTICLE 26.  DISCLOSURE AND USE OF INFORMATION BY THE PARTIES.            18
ARTICLE 27.  PUBLIC RELEASE OF INFORMATION.                               19
ARTICLE 28.  ASSIGNMENT.                                                  20
ARTICLE 29.  RELATIONSHIP WITH OTHER AGREEMENTS.                          20
ARTICLE 30.  NOTICES.                                                     20
ARTICLE 31.  AUTHORIZED REPRESENTATIVES.                                  21
ARTICLE 32.  EXHIBITS.                                                    21
ARTICLE 33.  ORDER OF PRECEDENCE.                                         21
ARTICLE 34.  APPLICABLE LAW.                                              21
ARTICLE 35.  ENTIRE AGREEMENT.                                            22
ARTICLE 36.  EFFECTIVE DATE.                                              22

EXHIBIT A   STATEMENT OF WORK



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IRIDIUM Operations and Maintenance Contract


                  IRIDIUM OPERATIONS AND MAINTENANCE CONTRACT

THIS CONTRACT is hereby made between Motorola, Inc. (hereinafter called "Motorola" or "Contractor") a corporation organized under the laws of the State of Delaware, U.S.A., and Iridium, Inc. (hereinafter called "Owner"), a corporation organized under the laws of the State of Delaware, U.S.A. The Effective Date of this Contract is the date specified in ARTICLE 36, EFFECTIVE DATE.

                                   RECITALS.

A. On June 26, 1990, Motorola formally announced that it intended to develop a global communication system that would allow communication via portable radio telephones anywhere on Earth -- whether on land, at sea or in the air. The new system, known as IRIDIUM(R), has at the heart of its operation, a constellation of nominally sixty-six (66) satellites in low-earth orbit working together as a digitally-switched communications Space System in space. The system is intended to handle both voice and data. One or more ground-based spacecraft control facilities will maintain the satellite constellation and overall operation of the system.

B. A key component of the IRIDIUM Communications System will be a Space System of "gateway" surface facilities in various countries that will link the satellites with the public-switched telephone network. These gateways will also store customer billing information and will keep track of each user's location.

C. Other key components to the system are the Subscriber Units (ISUs) and Mobile Exchange Units (MXUs).

D. On June 14, 1991 Motorola incorporated Iridium, Inc. to, among other things, become the owner/operator of the Space System portion of the IRIDIUM Communications System.

E. A Space System Contract has been or will be executed to function as the mechanism whereby Motorola will sell to Iridium, Inc. the Space System portion of the IRIDIUM Communications System.

F. Separate agreements between Iridium, Inc., Motorola, and/or other appropriate parties will provide for the production and sale of the Gateways, Subscriber Units, MXUs, and other components of the IRIDIUM Communications System. Neither this Contract nor the Space System Contract include the development, sale, operation or maintenance of the Gateways of the IRIDIUM Communications System.

G. This contract is intended to function as the vehicle whereby Motorola will operate or direct the operation of the entire IRIDIUM Communications System, and will maintain the Space System itself by the routine replacement of individual space vehicles.


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IRIDIUM Operations and Maintenance Contract


                            ARTICLE 1.  DEFINITIONS

Capitalized terms and the terms specified below used and not otherwise defined herein shall have the following meanings:

A. Constellation or Space Segment: That part of the IRIDIUM Communications System consisting solely of the space vehicles (also referred to as spacecrafts or satellites) in low-earth orbit. It does not include the System Control Segment, Gateways, ISUs, MXUs or other components necessary for complete utilization of the IRIDIUM Communications System.

B. Gateway: The Gateways encompass the ground-based facilities constructed in accordance with the Gateway Interface Specification supporting the subscriber billing/information functions in addition to call processing operations and the connection of the IRIDIUM subscriber communications through the Public Switched Telephone Network (PSTN).

C. Gateway Interface Specification: The functional specification that defines the radio frequency interface, logical and physical protocols, and functionality necessary for Gateway interoperability with the Space System. It does not include the voice encoding algorithm necessary for complete interoperability with the IRIDIUM
         Communications System.

D. IRIDIUM Communications Service: The telephony of voice and data service between subscribers and PSTN customers and the paging service to subscribers provided by IRIDIUM Communications Systems.

E. IRIDIUM Communications System (or simply "IRIDIUM"): The complete integrated satellite- based digitally-switched communication system. This term refers collectively to the Space Segment, System Control Segment, Gateways and Subscriber Unit Segment.

F. Mobile Exchange Units (MXUs): The equipment designed to interconnect multiple voice or data channels to the IRIDIUM Communications System using the subscriber unit radio frequency interface to the Space System.

G. Paging Unit Interface Specification: The functional specification that defines the radio frequency interface, logical and physical protocols and paging unit functionality necessary for paging unit interoperability with the Space System.

H. Satellite Subscriber Unit (Voice) Interface Specification: The radio frequency interface, logical and physical protocols, and unit functionality necessary for subscriber unit (voice) interoperability with the Space System. It does not include the voice encoding algorithm necessary for complete interoperability with the IRIDIUM Communications System.

I. Space System Operations Plan: Documentation developed under the Space System Contract that details the functional operation of the Space System. It also

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IRIDIUM Operations and Maintenance Contract


         describes the functional operation of the entire IRIDIUM
         Communications System.

J. Space System: The term refers to the integrated combination of the Space Segment and System Control Segment.

K. Space Vehicles: The terms "space vehicle", "satellite", or "spacecraft" all have the same meaning throughout this contract and refer to the individual or multiple satellites of the Constellation.

L. Spare Space Vehicle: A space vehicle built by Contractor to substantially the same performance specifications as those Space Vehicles built under the Space System Contract. Such Spare Space Vehicles are intended to be used by Contractor to replace space vehicles of the Constellation in accordance with its obligations under this contract. Contractor may store such Spare Space Vehicles on the ground or may launch one or more of them into an orbit below the orbit of the Constellation (i.e. a storage orbit) for later insertion into the Constellation.

M. Subscriber Unit Segment: The Subscriber Unit Segment refers collectively to the individual equipment units to be used by subscribers and capable of initiating and receiving communications through the IRIDIUM Communications System. These may include for example hand-held portable units, aircraft units, marine units, portable office units, and pay phone units. As used herein, this term also includes paging units.

N. System Control Segment (SCS): This term refers to the various ground-based sites, equipment, and facilities to manage and control the individual space vehicles of the Constellation, and the communication links of the IRIDIUM Communications System. The System Control Segment is composed of a Master Control Facility, a Backup Control Facility, and associated Telemetry, Tracking and Command Facilities (TTAC's).

O. ODN: A communications link, separate from the Space System and the Constellation, which is solely between and among the MCF and the Gateway Equipment, and which is sufficient for the transmission of network management data between the MCF and the Gateway Equipment and message delivery requests from the MOC to the MTC. Backup link capabilities will be provided to the backup location(s) for the Network Management and MTC functions. The ODN shall not include intra-SCS communications, nor the transmission of IRIDIUM subscriber data and fax transmissions. The ODN under this Contract is the same communications link described under the same term in the Terrestrial Network Development Contract between Contractor and Owner.

P. Gateway Equipment: The hardware and software for the IRIDIUM Gateway necessary to perform the functions specified in Section 3.1 of Exhibit A of the Terrestrial Network Development Contract.



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IRIDIUM Operations and Maintenance Contract


Q. Initial GEPAs: GEPAs for the installation of Gateway Equipment for the following IRIDIUM Investors, provided the installation of such Gateway Equipment is scheduled to occur prior to the Commercial Activation Date:

         1.       Iridium U.S., L.P.

         2.       Iridium SudAmerica

         3.       Nippon Iridium Corp.

         4. United Communication Industry Public Company Limited [Thai Satellite Telecommunications Co., Ltd.]

         5.       Pacific Communications Co., Ltd. - #1 [Taiwan]

         6.       Pacific Communications Co., Ltd. - #2 [Indonesia]

         7.       Iridium Services Deutschland and STET

         8.       Khrunichev State Research and Production Space Center

         9.       Iridium China (Hong Kong), Ltd.

         10.      Iridium India Telecom, Ltd.

         11.      Korea Mobile Telecommunications Corp.

R. GEPA: A Gateway Equipment Purchase Agreement between Motorola and a gateway equipment purchaser.

                        ARTICLE 2.  DESCRIPTION OF WORK.

A. Contractor shall provide the necessary labor to operate the System Control Segment facilities as specified by the Space System Operations Plan to control the space vehicles of the Constellation and the day-to-day Space System management for the entire IRIDIUM Communications System. Such Space System management functions include the monitoring of the Space System interface of the Space System with the Gateways, Subscriber Units, Paging Units and Mobile Exchange Units
         (MXUs).



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IRIDIUM Operations and Maintenance Contract


B. Contractor shall exert its best efforts to monitor, upgrade and replace, the hardware and software of the Space System (including the individual space vehicles) as necessary to maintain it at a quarterly Average Actual Service Provided (AASP) coverage factor and capacity factor of no less than 98.0%. The AASP shall be calculated pursuant to Exhibit A hereto. However, if the Space System Contract is completed and accepted by Owner at an AASP coverage or capacity factor of less than 98.0%, the most recent AASP coverage factor and capacity factor computed by Contractor preceding such completion and acceptance shall apply to this contract for the first complete quarterly period (and any initial partial quarterly period). This activity shall additionally include the routine updating of the Space System Operations Plan as specified by Exhibit A hereto.

C. Space vehicles lost or damaged by the acts of third parties during the five (5) year period of this contract shall be replaced by Contractor in accordance with Paragraph D of ARTICLE 4, CONTRACTORS COMPENSATION, of this Contract.

D.       (1) ODN Connectivity:

         Motorola shall manage and provide for the Operations and Maintenance of the Operations Data Network (ODN), a frame relay network separate from the Space System and the Constellation, which links the Gateways and the MCF, and provides backup links to the BCF, or to other backup sites at which the Network Management Function and the redundant MTC may be located. The ODN shall include links and capacity as designated by Iridium LLC for IBSS requirements, including connectivity of remotely located GBS installations. Availability of the ODN shall be consistent with the requirements for reliable delivery of the traffic carried, and Motorola and Iridium shall periodically review ODN performance data and make adjustments, if required, as mutually agreed.

         (2) ODN Capacity, Traffic Allocation and Cost Allocation

         Initial Capacity:

         Initially, Motorola shall provide a 64 KBPS link between the frame relay network and each gateway and a 256KBPS link between the frame relay network and the MCF. Sizing of the link to the BCF, or to other backup sites at which the Network Management Function and the redundant MTC may be located shall be sufficient to accommodate the equivalent traffic as would be carried by the link to the MCF. In addition, Motorola shall provide links to remotely located GBS sites, as designated by Iridium LLC. Such remote site designations and the initial capacity of each link shall be communicated to Motorola by Iridium LLC by a mutually agreeable date consistent with commercial and operational needs.



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IRIDIUM Operations and Maintenance Contract


         Anticipated Traffic:

         Traffic (data) to be transported by the ODN includes:

         - Motorola responsible network management data between the MCF and the Gateways and message delivery requests from the MOC to the MTC.

         - Iridium LLC responsible Call Detail Record traffic among GBS (whether colocated with the gateway or remotely located), Gateway and IBS (whether colocated with MCF or remotely located).

         Network management and performance data will be shared between Motorola and Iridium LLC in order to jointly plan network capacity allocations and adjustments.

         Cost Allocation:

         Motorola shall procure and manage the configuration, operation and maintenance of the entire ODN. Iridium LLC will reimburse Motorola for the following costs:

         - Non-recurring installation charges and recurring operating costs for links with GBS installations remote from the Gateways and IBS installations remote from the MCF.

         - Non-recurring installation charges and recurring operating costs for the IBSS traffic and associated links beyond the cost of the initially installed capacity as described above.

Each party has first rights to capacity it acquires for its respective traffic. To the extent spare link capacity exists, Motorola and Iridium agree to share such spare capacity in order to achieve more efficient use of installed capacity and to minimize unnecessary expansions.

                       ARTICLE 3.  PERFORMANCE SCHEDULE.

Contractor shall immediately commence all appropriate preparations in order for it to be responsible for the performance of all of the work described in
ARTICLE 2, DESCRIPTION OF WORK, immediately upon completion of the final milestone of the Space System Contract. Such effort shall continue thereafter for a period of five (5) years after the completion of the final milestone of the Space System Contract. Both Owner and Contractor recognize the Contractor may need to hire and train personnel, order materials from suppliers, produce Spare Space Vehicles, and, in the event Contractor utilizes an on-orbit sparing approach, to launch such Spare Space Vehicles, all prior to completion of the Space System Contract.



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IRIDIUM Operations and Maintenance Contract


Contractor hereby grants to Owner the Option to extend this Contract for eight calendar quarters beyond the five-year period of this Contract. Such Option must be unconditionally exercised by Owner by delivering a written notice to Contractor no later than the last day of the 20th month after the start of the five year period of this Contract. In the event Owner exercises this Option, during such additional eight calendar quarters, Owner will pay Contractor the applicable quarterly payments determined from the table in paragraph A of
Article 4, "CONTRACTOR'S COMPENSATION."

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IRIDIUM Operations and Maintenance Contract


                     ARTICLE 4. CONTRACTOR'S COMPENSATION.

A. During each of the twenty (20) calendar quarters of the five (5) years of this Contract, Owner shall pay Contractor quarterly payments as determined from the table below.


                                                PAYMENT (U.S.)
                      Year                      Per Calendar Quarter*
                      ----                      --------------------
                      1998                      $129,360,000
                      1999                      $134,360,000
                      2000                      $139,360,000
                      2001                      $145,360,000
                      2002                      $151,360,000
                      2003                      $157,748,000
                      2004                      $164,762,000
                      2005                      $171,777,000
                      2006                      $178,794,000

*Although the parties anticipate that the five year period of this Contract will commence at the beginning of the fourth quarter of 1998 the actual date cannot be determined at this time, but will be the day of the acceptance of the final milestone of the Space System under the Space System Contract. The quarterly periods will be January through March, April through June, July through September, and, October through December. The quarterly payment of the first period shall be prorated against the applicable quarterly period and be based upon the actual number of days remaining in the quarter from and including the day of final acceptance of the Space System under the Space System Contract compared to the total number of days in the quarter. The quarterly payment for the final period of the five year duration of this contract shall be prorated based upon the actual number of days covered in the final quarter up to and including the last day of the fifth year compared to the total number of days in the quarter. Notwithstanding the foregoing, in the event the completion of the Space System Contract and, therefore, the commencement of the five year period of this Contract is delayed for more than six (6) months for any reason other than causes within the reasonable control of Contractor, the quarterly payments specified in Paragraph A above shall be adjusted to account for any additional costs incurred by Contractor.

Nineteen (19) months after the commencement of this Contract, Contractor will evaluate its relative risks and cost experience on the Contract to date and will consider as appropriate a possible downward only price adjustment to the quarterly prices stated herein. Any such price adjustment will be based upon Contractor's sole and absolute discrition.


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IRIDIUM Operations and Maintenance Contract


B. Upon termination of this Contract prior to its expiration, as a result of the termination of the Space System Contract prior to completion of its final milestone for the convenience of Owner, Owner shall immediately pay Contractor:

         1. the sum of $46,000,000 (U.S.) for each Spare Space Vehicle then located in a low-earth storage orbit; and

         2. the sum of $31,000,000 (U.S.) for each Spare Space Vehicle not yet launched; and,

         3. a portion of the sum stated in B.2. above for each partially completed Spare Space Vehicle whereby such portion shall be equal to the percentage of completion of each space vehicle multiplied times the sum listed in Paragraph B.2. above (for example if a space vehicle is 75% complete, Owner shall pay Contractor 75% of $31,000,000 for that partially completed space vehicle).

         Upon such termination or expiration of this contract or Space System Contract, and payment by Owner to Contractor of all of the sums specified above, (items 1, 2, and 3), title and risk of loss to each such spare space vehicle not yet launched and the materials of each partially completed spare space vehicle (items 2 and 3 above) shall pass to Owner. Title and risk of loss to each spare space vehicle already in a low-earth storage orbit passes to Owner as provided by
         ARTICLE 6, TITLE TRANSFER.

C. Upon expiration of the five (5) year period of this Contract, Owner shall pay Contractor the amounts specified in Paragraphs B1, B2 and B3 above; provided however that if Owner gives Contractor written notice on or before the first day of the last full year of this Contract of Owner's intent to not renew this Contract, Owner shall only pay Contractor the amounts for item B1 above upon expiration of the five
         (5) year duration of this Contract.

D. In the event one or more space vehicles of the Constellation, or, any space vehicle in a low earth storage orbit are damaged by the acts of third parties (including but not limited to the degradation or complete loss of any space vehicle due to contact with space debris of any size or character) and, upon request by Owner, Contractor agrees to promptly replace such damaged space vehicles. In addition to the quarterly payments, Owner agrees to pay Contractor the sum of $46,000,000 (U.S.) upon the delivery by Contractor of a replacement space vehicle in the orbital position in which such damaged or lost space vehicle had been located. Furthermore, any such damaged or lost space vehicles shall be considered fully functional for purposes of the computation of the Average Actual Service Provided percentages in Exhibit A. Upon arrival of such replacement space vehicle in the designated Constellation orbital position, such replacement space vehicle will commence to be evaluated for purposes of the computation of the Average Actual Service Provided percentages in Exhibit A.

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IRIDIUM Operations and Maintenance Contract


         The parties anticipate having evidence available when a space vehicle is impacted by a large object in space and is totally destroyed as a result. However, the parties also recognize that it may be extremely difficult to determine the actual cause of the partial or complete degradation or inoperability of a space vehicle in the event it is impacted by small objects in space. Therefore, the parties agree that, in the event the evidence available to the parties suggests to reasonable and prudent experts knowledgeable in the field of spacecraft orbital operations and/or space debris that a space object (i.e., space debris) may have impacted a space vehicle and caused it to become partially or completely inoperative, such situations shall be deemed to be a situation whereby such spacecraft degradation was in fact caused by a third party for purposes of this Article; provided however that in such situations, Owner shall only be obligated to pay Contractor $23,000,000 (U.S.) upon the delivery by Contractor of a replacement space vehicle in the orbital position in which such damaged or lost space vehicle had been located.

                              ARTICLE 5. PAYMENT.

A. The quarterly payments referred to in ARTICLE 4, CONTRACTOR'S COMPENSATION, shall be paid by Owner to Contractor on or before the first day of each calendar quarter. Payment to Contractor shall be made by cable/wire transfer to a banking institution as Contractor designates or by such other means as Contractor may designate from time to time.

                           ARTICLE 6. TITLE TRANSFER.

Unless otherwise stated herein, the following shall apply:

A. Title and risk of loss or damage to each individual Spare Space Vehicle of the Constellation shall pass to Owner upon the earlier of the arrival of each such Spare Space Vehicle in a low-earth storage orbit, or, upon the date on which Contractor demonstrates to Owner the arrival of each space vehicle at its designated orbital location in the Constellation. Except as provided by Paragraph D of ARTICLE 4, CONTRACTOR'S COMPENSATION and other specific provisions of this Contract, this transfer of title and risk of loss shall not affect Contractor's best effort obligation to maintain the quarterly Average Actual Service Provided percentages at a minimum 98.0% by replacing such Spare Space Vehicles as appropriate without any price adjustment.

B. Title and risk of loss to the updates to the Space System Operations Plan, replacements or repairs to hardware and revisions to items of software in the System Control Segment shall pass to Owner upon the earlier of either the delivery of such items from Contractor to Owner at Contractor's Chandler, Arizona facility, or their incorporation and use in the books, records or facilities of Owner's System Control Segment. Repairs or replacements of hardware, software or other components of the System Control Segment due to damages caused by events which constitute excusable delays under ARTICLE 8 are not

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IRIDIUM Operations and Maintenance Contract


         included in the quarterly payments specified in ARTICLE 4. In addition to the remedies provided in ARTICLE 8, Owner agrees to pay Contractor for such repair and replacement work based upon terms and conditions mutually acceptable to both parties.

                              ARTICLE 7. CHANGES.

Changes to this Contract may be made only by mutual agreement of both parties hereto. Such changes shall be evidenced by a written agreement executed by authorized representatives of both parties. No change shall be binding on either party unless and until such written document is fully executed by both parties.

                          ARTICLE 8. EXCUSABLE DELAYS.

A. Without limiting any other provision specifying what constitutes an excusable delay under this Contract, any event which causes a failure or delay to perform hereunder, and in every case is beyond the reasonable control and without the fault or negligence of Contractor and its subcontractors hereunder shall constitute an excusable delay, if notice thereof is given to Owner within thirty (30) days after such event shall have occurred. Such excusable delay events include but are not limited to acts of God or of the public enemy; acts of governments in their sovereign or contractual capacity, including government priorities, allocations, regulations or orders affecting materials, facilities, or completed spacecraft; fires; floods; snowstorms; earthquakes; epidemics; quarantine restrictions; strikes; labor difficulties; wars; and freight embargoes. Delays in launches of spacecraft caused by the actions or inactions of Contractor's launch service subcontractors directly pursuant to their subcontracts with Contractor shall not constitute excusable delays hereunder. All other delays in launches of spacecraft arising for whatever reason not caused by Contractor shall constitute excusable delays hereunder.
         Such excusable delays include, but, are not limited to delays in the launch(es) of the Contractor's spacecraft due to delays of any other launch(es) (i.e. not for this contract) preceding any of Contractor's scheduled launch(es) whether or not caused by the actions or inactions of Contractor's launch service subcontractors relating to such preceding launches.

B. In the event of any such excusable delay, the performance schedule shall be extended equitably and the quarterly payments shall be adjusted to account for any additional costs incurred by Contractor as a result of such delay. Contractor shall exert its best efforts to mitigate such additional costs or schedule impact to the extent reasonable. In the event of any such excusable delay Contractor shall be relieved of its obligation under ARTICLE 2 to exert its best efforts to maintain the Space System at a minimum quarterly Average Actual Service Provide coverage and capacity percentages of 98%. During such excusable delays, Contractor shall continue to maintain the AASP at the best reasonable level it can and shall be paid the full quarterly payment in addition to any additional costs it incurs as a result of such delay.



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IRIDIUM Operations and Maintenance Contract


                           ARTICLE 9. OWNER'S ACCESS.

For the purpose of observing the status and quality of Contractor's performance of work, Contractor shall afford a limited number of Owner's employees, or, designees as approved by Contractor, subject to Article 19, EXPORT REGULATIONS, access to contract activities at the Contractor's and its first-tier subcontractor's facilities on a non-interference basis. Contractor's approval of designees requested by Owner shall not be unreasonably withheld; provided, however, that such approval may be withheld if Contractor or its first-tier subcontractor(s) have reasonable concerns as to the protection of their proprietary information or potential injury to their competitive market position(s).

                              ARTICLE 10. REPORTS.

Contractor shall prepare and submit to Owner the following reports in the frequency specified during the five (5) year period of performance of this
Contract:

         1. Quarterly reports containing Contractor's analysis of data supporting its certification of its computation of the Average Actual Service Provided percentages for the immediately preceding quarterly period. Such reports shall be submitted no later than the fifteenth day following the end of each such quarterly period.

         2. Daily summaries of space system operations activities including data to be utilized in the computation of the quarterly Average Actual Service Provided percentages.

                   ARTICLE 11.  INTELLECTUAL PROPERTY RIGHTS.

A. Except for computer programs and related documentation which are covered by Paragraph C below, unless this Contract is terminated pursuant to ARTICLE 21, DEFAULT BY OWNER, Owner shall have an unlimited right to use, duplicate, and disclose the information contained in the updates to the Space System Operations Plan furnished pursuant to ARTICLE 2, DESCRIPTION OF WORK, of this Contract; and the reports delivered under ARTICLE 10 above, however, if any written material furnished as part of said documentation is copyrighted, Owner shall have an unlimited right to make copies of such copyrighted material and to use such copies for any Owner purpose without payment of additional compensation to Contractor only to the extent that Contractor has the authority to grant such right. In the event Contractor does not have such right, Contractor will use its best reasonable efforts to obtain such rights for Owner. In the event that the obtaining of such rights involve the payment of a fee, Owner shall reimburse Contractor for said fee.

B. Except for the data listed in Paragraph A above, all data, including without limitation, manufacturing processes technology, and any other information relating to terrestrial cellular networks or components, that are or may be

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         delivered or disclosed by Contractor to Owner shall be subject to
         ARTICLE 26, DISCLOSURE AND USE OF INFORMATION BY THE PARTIES and Owner acquires no rights, title or interest in such intellectual property or other intellectual property associated with the design of the Space System except as may be negotiated in other license agreements between Contractor and Owner pursuant to reasonable terms and conditions mutually acceptable to Contractor and Owner.

C. To the extent computer software and documentation delivered under the Contract is proprietary to either Contractor or its licensor, such items shall be provided as proprietary information under ARTICLE 27, DISCLOSURE AND USE OF INFORMATION BY THE PARTIES. Notwithstanding any other provisions of this Contract, the ownership and title to copyrights in computer programs and related documentation that may be delivered to Owner by Contractor in accordance with the Contract shall remain in Contractor or Contractor's licensor.

         1. To the extent that Contractor has the right to do so, Contractor shall grant to Owner, with respect to software and related documentation delivered in written or magnetic or optical form under the Contract as part of the System Control Segment facilities, a paid-up, non-exclusive, non-transferable license with respect to such software and documentation, to:

                  a. use or have used on Owner's behalf solely for the operation and maintenance of Owner's IRIDIUM Space System and direct replacements thereto whether manufactured by Contractor or not; and

                  b. make one or more back-up copies for retention in a secure area in case a working copy is destroyed or damaged, the number of back-up copies to be consistent with generally accepted and prudent data processing archive procedures not to exceed six (6) such copies.

         2. Owner has no right to copy or have copied or modify software that is (a) not supplied in written form or on optical or magnetic media, or (b) not supplied as a part of the System Control Segment equipment, or (c) embedded as firmware in any equipment delivered by Contractor.

         3. Owner's license set forth in paragraph C.1.a shall become effective upon completion of the Operations and Maintenance (O&M) Contract by Contractor. Owner's license under Paragraph C.1.b. shall become effective upon completion of the Space System Contract.



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                         ARTICLE 12. PATENT INDEMNITY.

A. Subject to the limitations contained or referred to herein, Contractor will defend at its own expense, any claim, suit or proceeding brought against Owner on account of the Space System or any part thereof supplied by Contractor to Owner under this Contract, FOR INFRINGEMENT OF ANY VALID AND ENFORCEABLE PATENT IN ANY COUNTRY OF THE WORLD WHERE AN IRIDIUM SERVICE PROVIDER HAS BEEN AUTHORIZED TO PROVIDE SERVICES by an Authorized Gateway Operator, and, to the extent required, licensed by the government of such country to provide IRIDIUM services. In responding to such claim, suit or proceeding Contractor shall have the option of settling or resolving such claim, suit, or proceeding by any one or more of the following:

         1. procuring for Owner the right under such patent to use, lease, or sell, as appropriate, the Space System or infringing part thereof; or,

         2.       replacing the Space System or infringing part thereof; or,

         3. modifying the Space System or part thereof so as not to infringe; or,

         4. paying any settlement or any final judgment entered by a court of competent jurisdiction against Owner on such infringement defended by Contractor.

B. Owner agrees that Contractor shall be relieved of the foregoing obligations unless Owner notifies Contractor promptly in writing of any such claim, suit or proceeding, and at Contractor's expense, cooperates with and gives Contractor complete information and assistance to mitigate, settle and/or defend any such claim, suit or proceeding. In the event that the actual liability of Contractor as a consequence of a claim, suit or proceeding or a combination of claims, suits or proceedings in a particular country exceeds ten percent (10%) of the actual income derived by Owner from operation of the IRIDIUM Communication System in such country, then Owner shall cooperate with Contractor to mitigate Contractor's liability, including either terminating service in such country or releasing Contractor from any obligation for liability for patent infringement in such country in excess of the aforesaid percentage of Owner's income in such country.

C.       Contractor shall have no liability for any infringement arising from:

         1. the combination of the Space System or any part thereof with any other product or service not furnished by Contractor, or

         2. the modification of the Space System or any part thereof unless such modification was made by Contractor; or

         3.       a patent of a country not included in Section A of this
                  Article 12.



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D.       Subject to all the provisions of this Article 12, PATENT INDEMNITY,
         Contractor's entire liability hereunder, including liability for attorneys fees, costs, adverse judgments and other compliance with the provisions hereof, shall be limited to the amount Owner paid Contractor for the particular items found to infringe. Furthermore, Contractor's entire liability under this Article 12 shall be subject to the overall limitation of liability under Article 25, LIMITATION OF LIABILITY.

E. Contractor shall not be liable for any costs or expense incurred pursuant to this Article without Contractor's written authorizations. CONTRACTOR SHALL IN NO EVENT BE LIABLE FOR LOSS OF USE OR FOR INCIDENTAL, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER CAUSE OF ACTION. THE FOREGOING STATES THE ENTIRE WARRANTY BY CONTRACTOR AND THE EXCLUSIVE REMEDY OF OWNER, WITH RESPECT TO ANY ALLEGED PATENT INFRINGEMENT BY THE SPACE SYSTEM OR ANY PART THEREOF OR ANY OTHER PRODUCT DELIVERED BY CONTRACTOR TO OWNER UNDER THIS CONTRACT.

F. Owner shall indemnify, defend and hold Contractor harmless against any expense, judgment, or loss for infringement of any patents, copyrights or trademarks which results from Contractor's compliance with Owner's designs, specifications, or instructions.

G. Except as specifically provided by ARTICLE 11, INTELLECTUAL PROPERTY RIGHTS, and any other written agreements between the parties, no sale, or lease hereunder shall convey any license by implication, estoppel, or otherwise to Owner, under any proprietary rights, copyrights, or patent rights of Contractor.

                             ARTICLE 13. WARRANTY.

The provisions of this Article 13 are not intended and shall not be construed to abate, limit or otherwise mitigate the obligations of Contractor expressly stated elsewhere in this contract including but not limited to its obligations as set forth in ARTICLE 2, DESCRIPTION OF WORK.

CONTRACTOR DOES NOT MAKE ANY WARRANTY WITH RESPECT TO THE SERVICES, MATERIALS OR EQUIPMENT INCLUDING BUT NOT LIMITED TO THE SPARE SPACE VEHICLES SUPPLIED UNDER THIS CONTRACT, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ALL OF WHICH ARE EXPRESSLY EXCLUDED. CONTRACTOR SHALL HAVE NO LIABILITY, WHETHER IN CONTRACT OR TORT, FOR SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR FOR OWNER'S COST OF EFFECTING COVER, OR FOR FAILURE OR NONPERFORMANCE OF PROPERTY OR FOR LOST PROFIT OR REVENUE.



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IRIDIUM Operations and Maintenance Contract


                               ARTICLE 14. TAXES.

A. The quarterly payments of this Contract referred to in ARTICLE 4, CONTRACTOR'S COMPENSATION, includes all transportation and related charges and all applicable taxes, duties and similar liabilities whatsoever for delivery of all items to a destination in the continental United States, except any tax on the sale to Owner of any item delivered hereunder. Owner will reimburse Contractor for any such sales, use tax or duty drawback claim Contractor is required by law to pay.

B. If requested by the other party, the Contractor and Owner will cooperate with each other in contesting and/or protesting those taxes which either party reasonably deems inappropriate. In return for such cooperation, the Contractor and Owner agree to indemnify each other against and hold each other harmless from any such tax that the other party is responsible to pay under Paragraph A above, and from any costs, expenses, penalties or fees (including reasonable attorneys fees) which either party incurs in cooperating with the other.

                        ARTICLE 15 PERMITS AND LICENSES.

A. Contractor or one of its wholly-owned subsidiaries shall apply for and use its reasonable best efforts to obtain all permits, licenses and approvals required by the United States Federal Communications Commission (FCC) or by any applicable U.S. law or regulation, as well as all necessary orbital locations and radio frequency spectrum, to construct, launch and operate the Space Segment and to construct and operate the System Control Segment. Specifically, Contractor or one of its wholly-owned subsidiaries shall apply to and use its reasonable best efforts to obtain from the FCC a construction permit(s) to build the Space Segment and at least one of the System Control Segment facilities within the United States. In the event such permit to construct all of the spacecraft and System Control Segment facilities is not issued by the FCC or other authorized Government entity acceptable to Owner (whether U.S. or foreign) to Contractor or its wholly-owned subsidiary on or before December 1, 1994, such situation shall be treated as an excusable delay under ARTICLE 8, EXCUSABLE DELAYS, and the price only of this Contract shall be adjusted accordingly for costs incurred by Contractor after December 1, 1994 as a result of failure to obtain such permit. In the event such permit to construct all of the spacecraft and System Control Segment Facilities is not issued by the FCC or other authorized Government entity acceptable to Owner (whether US or foreign) to Contractor or its wholly- owned subsidiary on or before January 1, 1995, such situation shall be treated as an excusable delay under ARTICLE 8, EXCUSABLE DELAYS, and the price and schedule of this Contract shall be adjusted accordingly for costs incurred by Contractor after December 1, 1994 and for schedule delays incurred after January 1, 1995 as a result of failure to obtain such permit. Contractor or one of its wholly-owned subsidiaries also shall apply for and use its reasonable best efforts to obtain from the FCC a license(s) to launch and operate the Space

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IRIDIUM Operations and Maintenance Contract


         System within the United States and between the United States and international points. If such license to launch and operate is not issued to Contractor or its wholly-owned subsidiary by February 1, 1996 such situation shall be treated as an excusable delay under
         ARTICLE 8, EXCUSABLE DELAYS, and the quarterly payments and schedule of this Contract shall be adjusted accordingly. Contractor shall exert its best reasonable efforts to mitigate the impact of any such excusable delays by attempting to obtain a waiver, alternate license (i.e., an experimental license) or undertaking other actions as determined appropriate in Contractor's discretion.

B. Contractor shall use its reasonable best efforts to coordinate within the United States and on a worldwide basis the effective use by the Space System of the necessary frequency spectrum and orbital locations.

C. Contractor shall use its reasonable best efforts to defend and maintain all of the aforementioned approvals, permits, and licenses for the Space System and System Control Segment in accordance with their respective terms and conditions, and to operate the Space System and System Control Segment in accordance with all applicable laws and government regulations.

D. Contractor shall pay for its costs of applying for, obtaining and renewing the aforementioned approvals, licenses and permits. Owner agrees to reimburse Contractor for all of its other expenses associated with the aforementioned approvals, licenses, permits and allocations, including but not limited to Contractor's costs of defending against challenges by third parties, and for coordinating within the United States and on a worldwide basis the effective use by the Space System of the necessary frequency spectrum.

E. Contractor agrees to keep Owner fully informed on a timely basis of material events relating to the operational and performance status of the Space System, and any communications relating to the aforementioned approvals, licenses, permits and allocations. Specifically, Contractor shall use its reasonable best efforts to furnish to Owner the following promptly after their receipt by or issuance from Contractor:

         All communications to or from any regulatory authority, national, foreign or international, which relate to or affect the Space System or any approvals, licenses, permits or allocations associated therewith.

F. Owner agrees not to take any action or enter into any agreement or arrangement with a third party that conflicts with Contractor's rights and obligations under this Contract, or to act or fail to act in any manner which would interfere with Contractor's aforementioned responsibilities.

G. Notwithstanding any other provision in this Contract, Contractor shall at all times retain full responsibility for, and all control of the Space System and all components thereof, including but not limited to the System Control Segment and any other facilities or stations licensed by the FCC. Furthermore, nothing

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IRIDIUM Operations and Maintenance Contract


         contained herein shall be interpreted as requiring Contractor to apply for or obtain the blanket mobile licenses to operate subscriber units nor the authorizations necessary to operate gateways in the United States or any other country. Although Contractor or one of its subsidiaries may apply to become a gateway operator or service provider for the United States, such action and the obtaining of necessary FCC licenses to provide such service, shall be accommodated via separate agreements with Owner as appropriate.

H. Contractor agrees that, upon request of Owner, if the written opinion of Contractor's legal counsel concludes that Owner is lawfully qualified to hold the approvals, permits and licenses to construct, launch and operate the Space System obtained by Contractor pursuant to Paragraph A above, Contractor will use its best reasonable efforts to promptly apply for and obtain appropriate authorization from the FCC to transfer such approvals, permits and licenses, including any pending applications therefore, to Owner at no cost to Owner except for those costs that may result from FCC implementation of an auction approach to issuing such permits, licenses, or approvals. Neither the application to transfer nor the issuance of any license to Owner pursuant thereto shall affect the rights and obligations of the parties hereto except the obligations of Contractor as provided by Paragraphs A, B, and C above, which shall also completely transfer to Owner upon transfer of such approvals, permits and licenses to Owner. In the event the FCC adopts an auction approach to issuing any of the permits, licenses or approvals contemplated by this Article, Contractor and Owner agree to negotiate in good faith a mutually acceptable arrangement with respect to such auctions.

                     ARTICLE 16. CROSS WAIVER OF LIABILITY.

A. In the event the U.S. Commercial Space Launch Act of 1984, as amended, is applicable to the launch of spacecraft, to the extent required thereunder and by any launch service provider licensed thereunder, both parties agree to make no claims against the other, the contractors and subcontractors of the other at any tier (including suppliers of any kind), the officers, directors, agents, servants, and employees of the other, or any of them, with respect to injury to or death of either party's employees involved in, or damage to either party's property in connection with all licensed activities relating to launches of space vehicles of the Constellation, except as provided by ARTICLE 20, INDEMNIFICATION. Both parties further agree to cause all of their respective contractors and subcontractors at any tier (including suppliers of any kind) to make no such claims.

B. Both parties hereby waive and shall cause their contractors and subcontractors at any tier (including suppliers of any kind) to waive any cause of action in tort against the U.S. government, its agents, employees, contractors, and subcontractors to the extent required by the U.S. government, and agree to furnish appropriate waivers and releases as may be required to implement this

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IRIDIUM Operations and Maintenance Contract


         Article in connection with the use of U.S. government launch facilities, equipment, or required launch support services.

C. In the event Contractor conducts any launch of space vehicles not subject to the U.S. Commercial Space Launch Act both parties agree to accede to any waiver of claims as may be required pursuant to applicable law or as required by any launch service provider. Contractor agrees to keep Owner informed as to the status of negotiations with such launch service providers with respect to any such waiver of claims provisions that are proposed by launch service providers not subject to the U.S. Commercial Space Launch Act. Contractor further agrees to use its best reasonable efforts to negotiate such waiver of claims provisions so that they are not any broader than the waivers required by the U.S. Commercial Space Launch Act.

                          ARTICLE 17. INDEMNIFICATION.

A. Owner shall indemnify and hold harmless Contractor, its directors, officers, agents, subsidiaries, servants, and employees from any liabilities, losses and damages including costs, expenses and damages incurred by Contractor in connection with any and all claims by third parties caused by or arising out of the development, operation or use of any part of the Space System after passage of title thereto to Owner in accordance with ARTICLE 6, TITLE TRANSFER, except any such third party liabilities, losses and damages that are caused by the willful misconduct of Contractor. The foregoing indemnification shall only apply to the extent such liabilities, losses and damages exceed the amounts paid by Contractor's launch service providers, any governmental indemnification, and the insurance obtained by Owner as provided by ARTICLE 18, INSURANCE.

B. CONTRACTOR SHALL NOT BE LIABLE TO OWNER, CUSTOMERS OF OWNERS OR THEIR CUSTOMERS FOR ANY DAMAGES RESULTING FROM ANY LOSS, DESTRUCTION, DEGRADATION OR FAILURE OF THE IRIDIUM COMMUNICATIONS SYSTEM OR ITS SUBSYSTEMS TO OPERATE SATISFACTORILY. Owner agrees to enter into suitable agreements with its customers to effect the foregoing limitation of Contractor's liability and agrees to indemnify and hold harmless Contractor, its directors, officers, agents, subsidiaries, servants, contractors and employees against the unenforceability of any such limitation or Owner's customer's failure to secure such limitation of liability provisions in agreements with their customers.

C. Each party shall indemnify the other for and hold it harmless from any liability, loss or damage suffered by the other party resulting from the failure of such party to comply with its obligations under this Contract to waive or to cause its contractors and subcontractors at any tier (including suppliers of any kind) to make no claims under this Contract.



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IRIDIUM Operations and Maintenance Contract


                            ARTICLE 18.  INSURANCE.

A. Contractor shall procure and maintain during performance of this Contract Worker's Compensation Insurance covering all employees of Contractor performing any work hereunder in statutory amounts; provided however that Contractor may maintain a self-insurance program in lieu of Worker's Compensation Insurance if authorized and qualified to do so pursuant to statutory authority.

B. Owner shall procure and maintain during performance of this Contract, at its sole cost and expense, comprehensive general liability insurance in an amount no less than $500,000,000 (U.S.) covering Owner's indemnification obligations under ARTICLE 17, INDEMNIFICATION on such terms and conditions and with such insurers acceptable to Contractor, and, which insurance shall name Contractor, its contractors and subcontractors as additional insureds. Owner shall furnish Contractor with a waiver of its insurance carrier's rights of subrogation, and, with respect to the insurance obligations under this Article, such insurance shall also provide that the insurers shall give thirty (30) days notice to Contractor prior to the effective date of cancellation or termination of such insurance. To the extent insurance is provided for Contractor's benefit by its launch service provider(s), in connection with any third party liability arising from provision of the launch services, Contractor agrees to use its best efforts to add Owner as an additional insured to such insurance and, in such event, the insurance provided herein will be secondary coverage to the extent such insurance from Contractor's launch service provider(s) and any indemnification provided by the U.S. Government, any other Government, and any launch service provider covers the same third party liability risks.

                        ARTICLE 19.  EXPORT REGULATIONS.

Neither party shall export, directly or indirectly, any information or technical data disclosed under this Contract to any individual or country which the U.S. government at the time of export requires an export license or other government approval without first obtaining such license or approval. The parties recognize that Owner may be comprised of individuals or entities for which Owner must ensure no disclosure of technical data unless and until Owner obtains appropriate export licenses from the U.S. Government.

                      ARTICLE 20.  DEFAULT BY CONTRACTOR.

A. Owner may, by written notice of default sent by registered letter to Contractor, terminate this Contract for cause, if Contractor fails to exert its best efforts as required by ARTICLE 2 to maintain the quarterly Space System Average Actual Service Provided coverage and capacity factors as provided by Exhibit A at a level of at least 98.0%, and does not cure such default within a period of one hundred twenty (120) days (or such longer period as Owner may authorize in writing) after receipt of notice from Owner specifying such failure. Such termination for the

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IRIDIUM Operations and Maintenance Contract


         default of Contractor shall be deemed effective on the date such written notice of default is received by Contractor.

B. If this Contract is terminated as provided in this Article, Contractor shall:

         1. Promptly refund to Owner the total quarterly payment paid by Owner to Contractor for the quarterly period during which such termination is effective; and,

         2. Be paid the applicable quarterly payments earned for all completed quarterly periods of this Contract prior to the quarter in which such termination is effective; and,

         3. Upon request by Owner and at Owner's expense, protect and preserve property in the possession of Contractor in which Owner has an interest; and,

         4. Subject to ARTICLE 25, LIMITATION OF LIABILITY, pay to Owner all reasonable costs to have this Contract completed by another responsible contractor, to the extent such costs exceed the total amount which Owner would have had to pay Contractor for this Contract had Contractor completed the Contract as required; provided however that Owner enters into a contract with a responsible contractor to complete the terminated effort within one (1) year of notification of termination for default; and,

         5. Deliver to Owner all drawings and other technical data associated with the Space System developed as part of the performance of the Contract along with appropriate intellectual property licenses to the intellectual property embodied in such drawings and other technical data as of the default date, to use, make and have made such items to the extent it is permitted to do so by third parties. The licenses to be granted shall exclude intellectual property rights associated with all manufacturing process technology, ISU's, MXU's, Gateways and any terrestrial cellular networks and components.

         6. Be paid by Owner the appropriate amounts for spare spacecraft in orbit as provided by Section 1 of Paragraph B of ARTICLE 4, CONTRACTOR'S COMPENSATION and, if Owner desires to purchase any completed or partially completed spacecraft, Owner will pay Contractor the amounts provided by Sections 2 and 3, as applicable, of Paragraph B of ARTICLE 4; provided that the amounts payable by Owner to Contractor herein shall be reduced by the amount, if any, by which the total payments made by Owner to Contractor under Paragraph B.2 above exceed the total value of the spare spacecraft launched prior to the effective termination date--the total value of spare spacecraft shall be computed by multiplying the total number of spare spacecraft launched prior to or during the five year period of this contract by $46,000,000.



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IRIDIUM Operations and Maintenance Contract


         7. If Seller has not transferred the approvals, permits and licenses as provided in Paragraph H of ARTICLE 15, PERMITS AND LICENSES, the Seller will continue to operate the System Control Segment Facilities, if completed, (but, not to replace space vehicles in the Constellation or upgrade the hardware or software of the System Control Segment) to permit Buyer time to obtain a successor operator for a period not to exceed thirty (30) days at no cost to Buyer. Buyer and Seller may agree to extend this thirty day period at a price and on such terms as are mutually acceptable to the parties.

C. THE REMEDIES SET FORTH IN THIS ARTICLE SHALL BE SOLE RECOURSE TO WHICH OWNER IS ENTITLED IN THE EVENT OF CONTRACTOR'S DEFAULT (I.E. BREACH), AND CONTRACTOR SHALL HAVE NO LIABILITY FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS OR LOST REVENUES.

D. If, after Owner's issuance of a notice of default under the provisions of this Article, it is determined for any reason that the Contractor was not in default under the provisions of this Article, or that the delay was excusable under the provisions of the ARTICLE 8, EXCUSABLE DELAYS, the rights and obligations of the parties shall be the same as if Owner defaulted in performance of its obligations under this Contract as provided by ARTICLE 21, DEFAULT BY OWNER.

                         ARTICLE 21.  DEFAULT BY OWNER.

A. In the event Owner fails to perform any obligation which it is required to perform pursuant to this Contract, including without limitation, Owner's failure to make timely payments as required by this Contract, Contractor may, if such failure is not corrected by Owner within thirty (30) days after notice of such failure is given by Contractor, (five (5) days in the case of Owner's failure to make timely payments), stop work on this Contract and consider this Contract to be terminated for cause due to the default of Owner. If this Contract is terminated pursuant to this Article, Owner shall:

         1. immediately pay to Contractor to the extent it had not already done so, all payments for all quarterly periods completed prior to the quarterly period during which such default by Owner occurs; and,

         2. immediately pay to Contractor the full payment for the quarterly period during which such default by Owner occurs; and,

         3. pay to Contractor within thirty (30) days after receipt of Contractor's invoice, the full amount of the anticipated and reasonable profits Contractor could have earned had it been permitted to complete this Contract; and,

         4. immediately pay to Contractor the appropriate amount for spare spacecrafts as specified in Sections 1, 2 and 3 of Paragraph B of ARTICLE 4, CONTRACTOR'S COMPENSATION; and,

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         5.       return to Contractor all documentation and technical data
                  previously delivered to Owner by Contractor; and,

         6. assign to Contractor of any and all licences of Owner to use IRIDIUM frequency allocations in all countries worldwide to the fullest extent permitted by law.

B. THE REMEDIES SET FORTH IN THIS ARTICLE SHALL BE THE SOLE RECOURSE TO WHICH CONTRACTOR IS ENTITLED IN THE EVENT OF OWNER'S DEFAULT, AND, EXCEPT AS PROVIDED ABOVE, OWNER SHALL HAVE NO LIABILITY FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS OR LOST REVENUES.

                       ARTICLE 22. EXTENSION TO CONTRACT.

Contractor agrees to enter into negotiations with Owner, upon Owner's request, to extend the five (5) year period of this contract subject to mutual agreement on all terms and conditions of such extension. Unless such negotiations commence earlier, Contractor intends to submit a proposal for such extension to Owner no later than the beginning of the third year of the five year period of this contract.

              ARTICLE 23.  TERMINATION OF SPACE SYSTEM CONTRACT.

Upon termination of the Space System Contract for whatever reason, this Operations and Maintenance Contract shall also immediately terminate thereby releasing both parties from any further obligations hereunder except for Owner's obligation to pay Contractor for spare space vehicles as provided in Paragraph B of ARTICLE 4 herein.

                   ARTICLE 24.  NEXT GENERATION SPACE SYSTEM.

The parties may negotiate a separate contract for the production of the next generation of the Space System providing for increased capability of the entire IRIDIUM Communications System. In the event such contract results in the launching of space vehicles to create the updated space system prior to the expiration of this Contract, the parties may agree to modify or terminate this Contract on such mutually acceptable terms and conditions as they may agree at that time.

                     ARTICLE 25.  LIMITATION OF LIABILITY.

A.       IN NO EVENT SHALL CONTRACTOR BE LIABLE, WHETHER IN CONTRACT,
         TORT OR OTHERWISE, FOR SPECIAL, INCIDENTAL, INDIRECT OR
         CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFIT OR REVENUES.

B.       FURTHERMORE, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL
         CONTRACTOR BE LIABLE TO OWNER IN AN AMOUNT IN EXCESS OF ONE HUNDRED MILLION DOLLARS ($100,000,000 (U.S.)) FOR ANY AND ALL COSTS, DAMAGES, CLAIMS OR LOSSES WHATSOEVER ARISING OUT OF

                                                               CONFORMED 1/14/97


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


IRIDIUM Operations and Maintenance Contract


         OR RELATED TO THIS CONTRACT OR ANY OTHER CONTRACT REFERRED TO IN
         ARTICLE 29 HEREOF OR EXECUTED BETWEEN OWNER AND CONTRACTOR IN CONNECTION WITH THE IRIDIUM COMMUNICATIONS SYSTEM, OR ANY PROVISION HEREUNDER OR THEREUNDER, WHETHER PURSUED AS A BREACH OR DEFAULT OF THE CONTRACT OR AS A TORT OR OTHER CAUSE OF ACTION AND WHETHER ACCRUING BEFORE OR AFTER COMPLETION OF ALL THE WORK REQUIRED UNDER THE CONTRACT.

        ARTICLE 26.  DISCLOSURE AND USE OF INFORMATION BY THE PARTIES.

A. "Proprietary Information" is defined as information which the disclosing party at the time of disclosure identifies in writing as Proprietary Information by means of a proprietary legend, marking, stamp or other positive written notice identifying the information to be proprietary. In order for information disclosed orally or visually by a party to this Contract to be Proprietary Information protected hereunder, the disclosing party shall identify the information as proprietary at the time of the disclosure and, within thirty (30) days after such oral or visual disclosure, reduce the subject matter of the disclosure to writing, properly stamped with the proprietary legend, marking, stamp or other positive written notice and submit it to the receiving party.

B. Except as may be specifically provided otherwise in this Contract, Proprietary Information of Contractor disclosed hereunder to Owner may only be used by Owner for monitoring the progress of the performance of this Contract by Contractor.

C. Except as may be specifically provided otherwise in this Contract, Proprietary Information of Owner disclosed hereunder to Contractor may only be used by Contractor in performance of the work specified in this Contract.

D. It is agreed that for a period of ten (10) years following the receipt of Proprietary Information, the receiving party will use such information only for the purpose(s) provided in Paragraphs B and C above as applicable and shall take reasonable efforts to preserve in confidence such Proprietary Information and prevent disclosure thereof to third parties. Each of the parties agree that it will use the same reasonable efforts to protect the other's Proprietary Information as are used to protect its own but will at least use reasonable care. Disclosures of such information shall be restricted to those individuals directly participating in the efforts provided in Paragraphs B and C above who have a need to know such information, and, who have been made aware of and consent to abide by the restrictions contained herein concerning the use of such information.

E. The obligation to protect Proprietary Information, and the liability for unauthorized disclosure or use of Proprietary Information, shall not apply with respect to such information which is now available or becomes available to the public without breach of this Contract; information lawfully received without

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


IRIDIUM Operations and Maintenance Contract


         restrictions from other sources; information known to the receiving party prior to disclosure not subject to a separate non-disclosure obligation; information published or disclosed by the disclosing party to others, without restriction; information developed by the receiving party independent of and without use of the information disclosed by the disclosing party; or, information for which further use or disclosure by the recipient is authorized in writing by the disclosing party.

                  ARTICLE 27.  PUBLIC RELEASE OF INFORMATION.

Except as otherwise provided by ARTICLE 26, DISCLOSURE AND USE OF INFORMATION BY THE PARTIES, during the term of this Contract, either party, its affiliates, subcontractors, employees, agents and consultants may release items of publicity of any kind, including, without limitation, news releases, articles, brochures, advertisements, prepared speeches, external company reports or other information releases, related to the work performed hereunder, including the denial or confirmation thereof. Each party shall provide a copy of such publicity items to the other and shall endeavor to provide such copies prior to their actual release to the public. Notwithstanding the foregoing, however, neither party may disclose the specific terms and conditions of this Contract without the prior approval of the other party except such disclosures required by law, or information required to be disclosed to any persons involved in insuring risks hereunder. Notwithstanding the foregoing, however, neither party may disclose the specific terms and conditions of the Contract without the prior approval of the other party except for such disclosures required by law or as a part of the Private Placement Memorandum issuance.

                            ARTICLE 28.  ASSIGNMENT.

Neither party shall assign or delegate this Contract or any of its rights, duties, or obligations thereunder to any other person without the prior express written approval of the other party except that Owner agrees that Contractor may assign this Contract to any subsidiary or successor corporation of Contractor. Nothing contained in this Article shall restrict Contractor from subcontracting work or procuring parts/materials or services in the ordinary course of performance of this Contract; nor shall it restrict Owner from assigning any right, title or interest it may have in any items delivered by Contractor hereunder, solely to secure financing for the IRIDIUM Communications System.

                ARTICLE 29.  RELATIONSHIP WITH OTHER AGREEMENTS.

The following agreements executed simultaneously or after this Contract relate to the effort described herein. The rights and responsibilities of the parties within each of these related agreements is set forth within each such separate and independent agreement.

A. SPACE SYSTEM CONTRACT: The IRIDIUM Space System Contract covers the design, development, and construction of the IRIDIUM Space System including the deployment and activation of all space vehicles of the Constellation, and, the

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


IRIDIUM Operations and Maintenance Contract


         construction and activation of the Master and Backup Control Facilities and the TTAC's of the System Control Segment. This Operations and Maintenance Contract is intended to cover the effort required to operate the System Control Segment Facilities and interface with the remainder of the complete IRIDIUM Communciations System, and, commence replenishment of space vehicles of the Constellation of the IRIDIUM Space System Contract. Subject to Owner's obligation to pay Contractor for spare spacecraft as provided by Sections 1, 2, and 3 of Paragraph B of ARTICLE 4, CONTRACTOR'S COMPENSATION., in the event the IRIDIUM Space System Contract is terminated for whatever reason, this Operations and Maintenance Contract shall also terminate. Neither this Contract nor the Space System Contract include the development, sale, operation or maintenance of the Gateways of the IRIDIUM Communications System.

B. ENGINEERING ASSISTANCE AGREEMENT: This contract is intended to provide engineering assistance and other services by Contractor to Owner in excess of the scope of the Space Segment Procurement Contract and this Operation and Maintenance Contract. Such services could include the system engineering design assistance in evaluating the utility of an enhanced design for the second or replacement Space System.

                             ARTICLE 30.  NOTICES.

All correspondence, including notices, reports and documentation deliverables, to be provided to Owner or Contractor under this Contract shall be sent to Owner or Contractor as follows:

         Owner:   Iridium LLC                   Contractor:  Motorola, Inc.

         Address: 1401 H Street NW,             Address:     2501 S. Price Rd.
                  Suite 800                                  Chandler, AZ 85248
                  Washington, D.C. 20005

         Attn:    Robert R. Call                Attn:        Walter R. Rhodes
                  Director, Commercial                       Director, Contractual
                  Relations                                  Alliances Satellite
                                                             Communications
                                                             M/D  G1214

         Phone:   (202) 326-5648                Phone:       (602) 732-2634
         FAX:     (202) 842-0006                FAX:         (602) 732-2542


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


IRIDIUM Operations and Maintenance Contract


                    ARTICLE 31.  AUTHORIZED REPRESENTATIVES.

The only representatives of Owner and Contractor authorized to make changes to this Contract and to sign contractual documents are:


         Owner:                              Contractor:

         Edward F. Staiano                   Durrell L. Hillis
         F. Thomas Tuttle                    Bary Bertiger
                                             Mark Borota


Either party may change its aforementioned representatives at any time by providing written notice to the other party.

                             ARTICLE 32.  EXHIBITS.

The following Exhibits are attached hereto and hereby incorporated as part of this Contract by reference as if fully set forth within this Contract:

         Exhibit A - Statement of Work

                       ARTICLE 33.  ORDER OF PRECEDENCE.

In the event of any inconsistency among or between the parts of this Contract, such inconsistency shall be resolved by giving precedence in the order of the parts as set forth below:

         1.       Contract Articles

         2.       Space Systems Operations Plan

         3.       Exhibit A, Statement of Work

                          ARTICLE 34.  APPLICABLE LAW.

This Contract and any dispute arising under or in connection with this Contract, including any action in tort, shall be construed in accordance with and governed by the laws of the State of Arizona except for its choice of laws rules. Venue for any dispute not resolved by the parties shall be in Arizona.

Contractor and Owner will attempt to settle any claim or controversy arising out of it through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by Contractor and Owner within forty-five (45) days after written notice by one of us demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Contractor and Owner will share the costs of the mediation equally. By mutual agreement, however, the parties may postpone mediation until they have each completed some specified but limited discovery about the dispute. The parties

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


IRIDIUM Operations and Maintenance Contract


may also agree to replace mediation with some other form of alternative dispute resolution (ADR), such as neutral fact-finding or a minitrial.

Any dispute which is not resolved by the parties through negotiation, mediation or other form of ADR within six (6) months of the date of the initial demand for it by either party, may then be submitted to the courts within Arizona for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. And nothing in this section will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

                         ARTICLE 35.  ENTIRE AGREEMENT.

This Contract constitutes the entire agreement between the parties and supersedes all prior understandings, commitments, and representations with respect to the subject matter. This contract may not be amended or modified, except as provided by ARTICLE 7, CHANGES; nor may it be terminated except as provided by articles 20 or 21; and none of its provisions may be waived, except by a writing signed by an authorized representative of the party against which waiver is sought to be enforced. The paragraph headings herein shall not be considered in interpreting the text of this Contract. In the event any part of this Contract is declared legally invalid or unenforceable by an authorized judicial body, such part of this Contract shall be ineffective to the extent of such invalidity or unenforceability and shall not affect the remaining provisions of this Contract unless such declaration affects ARTICLE 17, INDEMNIFICATION, or ARTICLE 25, LIMITATION OF LIABILITY. In such case, this Contract shall be declared terminated as of the date of such judicial decision and the parties shall have the following rights and responsibilities:

A. To the extent it had not done so, Owner shall pay Contractor the total amount of applicable quarterly payments for all complete calendar quarters prior to such termination; and,

B. To the extent it had not done so, Owner shall pay Contractor a percentage of the quarterly payment for the calendar quarter in which such termination occurs. The percentage of such payment payable by Owner shall equal the percentage derived by dividing the total number of days of such calendar quarter up to and including the termination day, by the total number of calendar days of the quarter; and,

C. Subject to Owner making immediate payments of A and B above, Contractor shall continue to operate the System Control Segment Facilities (but not to replace space vehicles in the constellation or upgrade the hardware or software of the System Control Segment) to permit Owner time to obtain a successor operator for a period not to exceed thirty (30) days at no cost to Owner.

                          ARTICLE 36.  EFFECTIVE DATE.

The term Effective Date of this Contract (EDC), as used in this Contract shall mean the 29th day of July, 1993.

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                                    Page 28

IRIDIUM Operations and Maintenance Contract


IN WITNESS WHEREOF, the parties hereto have executed this Contract consisting of this and the preceding 28 pages and the Exhibit referenced therein.


Motorola, Inc.                         Iridium LLC


By: /s/ BARRY BERTIGER                 By: /s/ JERROLD D. ADAMS
-------------------------------------------------------------------------------

Name:   Barry Bertiger                 Name:   Jerrold D. Adams
-------------------------------------------------------------------------------

Title:  Corporate Vice President       Title: President and Chief Operating
          and General Manager                   Officer
-------------------------------------------------------------------------------

Date:                                  Date:
-------------------------------------------------------------------------------



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


IRIDIUM Operations and Maintenance Contract


                                   EXHIBIT A
                               STATEMENT OF WORK


1.0 Contractor is responsible to operate or direct the operation of the IRIDIUM Communication System. This responsibility includes functionally operating the System Control Segment (SCS) facilities in accordance with the Space System Operations Plan by providing adequate qualified personnel on a 24 hour-a-day basis in the Master Control Facility and adequate personnel for the Backup Control Facility; maintaining and updating the Space System Operations Plan as changes are made in the network; and, resolving failures in the network by modifying the call routing instructions, updating/debugging software, replacing degraded satellites of the Constellation, and similar activities. The AASP measurements shall be made by Contractor using special test equipment provided by the Contractor. The special test equipment shall provide the necessary signal format and calibrated RF signal measurement capability.

2.0 The AASP provides two separate measures of the network performance provided to a hypothetical subscriber randomly located anywhere on the earth's surface. The AASP data and related calculations include separate calculations of factors related to the coverage provided to the subscriber by the Space System L-Band equipment as well as factors related to the Space System's capability to meet the capacity requirements of this contract. Contractor's interpretation of such data and measurements shall be conclusive for purposes of the computation of the AASP percentages under this Contract absent manifest error, gross negligence or fraud. The AASP percentages shall be computed on a quarterly basis concurrent with the quarterly periods specified in ARTICLE 4 of the Contract using the following formulae:

         X = (A-B)/A

         Y = (A-C)/A

         X = Coverage factor during the evaluation period.

         Y = Capacity factor during the evaluation period.

         A = The total number of seconds in the period. This will be determined by multiplying 60 seconds per minute times 60 minutes per hour times 24 hours per day (86,400 seconds) times number of days in the period.

         B = a factor that is intended to determine the capability of the Space System to provide a L-Band link to a user within specified tolerances for the period of performance. B is calculated as described in Paragraph 2.1.

         C = a factor that is intended to determine the capability of the Space System to meet the specified system capacities based on the equipment downtimes of the individual space vehicle crosslinks, the space vehicle gateway/SCS links, and the space vehicle channel capacity. C is calculated as described in Paragraph 2.3.

IRIDIUM Operations and Maintenance Contract

                                   EXHIBIT A
                               STATEMENT OF WORK


2.1      CALCULATION OF "B" FACTOR:

         Procedure:

         1) From telemetry, built-in-test results, or periodic monitoring determine the individual space vehicle antenna beams with suspected degraded performance and the time that the degraded performance was initially detected. Each antenna beam cluster shall be monitored for degradation a minimum of once per day.

         2) Verify and quantify the extent of degradation of each antenna beam identified in step 1) using a calibrated test set. The downlink degradation shall be measured in terms of Power Flux Density (PFD) while uplink is measured in terms of Bit Error Rate (BER) for the nominal subscriber link per Table 2-1. The BER calculation shall be made on a frame by frame basis and averaged over an antenna beam pattern and power level. BER and PFD data will be recorded by satellite and individual beam pattern to enable AASP calculations. The percent degradation used in the AASP calculation for each antenna beam shall be as shown in Table 2.1.

         TABLE 2.1
         DEGRADATION LEVELS FOR USE IN CALCULATING "B"

         DOWNLINK DEGRADATION

         ------------------------------------------------------------------------------------------------
                                                     PFD                                Percent
          Performance Level                     dbW/sq meter                          Degradation
         ------------------------------------------------------------------------------------------------



                  *                                   *                                    *




         ------------------------------------------------------------------------------------------------

         Test Conditions:


                                       *


----------------------------------------

* Information has been omitted and filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933.

IRIDIUM Operations and Maintenance Contract

                                   EXHIBIT A
                               STATEMENT OF WORK


         Uplink Degradation

        ---------------------------------------------------------------------------------------------------
                                                    EIRP                                Percent
          Performance Level                         dbW                               Degradation
        ---------------------------------------------------------------------------------------------------



                  *                                   *                                    *


        ---------------------------------------------------------------------------------------------------

         Test Conditions:

                                       *

         3) The degradation percentage for each individual antenna beam is determined by averaging the uplink and downlink degradation percentages.

         4) Using an astro-dynamics orbital model calculate the number of seconds that a hypothetical user at * degrees latitude is covered by each degraded antenna beam. The individual antenna beam coverage patterns to be used in this calculation shall be defined in the model defined by Contractor and presented at the Space System Critical Design Review.

         The resulting coverage seconds for each degraded antenna beam shall be determined by a weighted average of the resulting data points. The weighted average shall be calculated using the equation shown below.

                                       *

         (Note: If the system operator has adjacent beams available to partially cover the degraded coverage area and reconfigures the system accordingly this will reduce the degrade coverage seconds beginning at the time the reconfiguration takes place.)

         5) Each of the coverage seconds for each antenna beam in the constellation are then summed together weighted by the percentage degradations calculated in step 4 to determine the total degraded coverage seconds to be used in the calculation of the coverage factor
         (X). The degraded coverage seconds calculated in this step are equal to "B".

2.2      (NOT USED)


----------------------------------------

* Information has been omitted and filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933.

IRIDIUM Operations and Maintenance Contract

                                   EXHIBIT A
                               STATEMENT OF WORK


2.3      CALCULATION OF "C" FACTOR:

         1) Channel Capacity Degradation: Using a model defined by Contractor and presented at the Space System Critical Design Review calculate the capability of each of the antenna beams on each space vehicle in the operational constellation to support the Voice Subscriber Capacity per Beam Pattern specified in Paragraph 3.3-2 of the Statement of Work of the Space System Contract. (The Space System shall provide a maximum of * concurrent L-Band full duplex traffic channels in a single beam pattern.) This calculation shall be performed upon the detection of any failures that affect the capability to support the specified capacity. The failures that affect individual space vehicle antenna beam capacity include switching failures, modem failures, processor failures, etc. A complete listing of the applicable failures, method of detection, and model description has been provided at the Space Segment Critical Design Review under the Space System Contract. Calculate the percentage degradation to be used in the capacity factor
         (Y) calculations for each antenna beam based on the calculated voice subscriber capacity per beam as shown in Table 2.3.1

         TABLE 2.3.1
         VOICE SUBSCRIBER CAPACITY PER BEAM DEGRADATION PERCENTAGES

         ----------------------------------------------------------------------------------
            Voice Subscriber Capacity                      Degradation Percentage Used
                    per Beam                                   in AASP Calculation
         ----------------------------------------------------------------------------------


                                                                        *
                        *



         ----------------------------------------------------------------------------------

         2) Using an astro-dynamics orbital model calculate the number of seconds that a hypothetical user at * degrees latitude is covered by each antenna beam with degraded capacity. The individual antenna beam coverage patterns to be used in this calculation shall be defined in the model defined by Contractor and presented at the Space System Critical Design Review. The resulting coverage seconds for each degraded antenna beam shall be determined by a weighted


----------------------------------------

* Information has been omitted and filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933.

IRIDIUM Operations and Maintenance Contract

                                   EXHIBIT A
                               STATEMENT OF WORK


         average of the resulting data points. The weighted average shall be calculated using the equation shown below.


                                       *

         (Note: If the system operator has adjacent beams available to partially cover the degraded coverage area and reconfigures the system accordingly this will reduce the degraded coverage seconds beginning at the time the reconfiguration takes place.)

         3) Each of the coverage seconds for each antenna beam in the constellation are then summed together weighted by the percentage degradations calculated in step 1) to determine the total degraded coverage to be used in the calculation of the capacity factor (Y). The degraded coverage seconds for each antenna beam cannot exceed 100% of the total coverage seconds for that beam. For example if the beam has totally failed the coverage as calculated in Paragraph 2.1, no additional degradation is taken for beam capacity for that beam.

         4) Crosslink Degradation: Identify critical failures in the space vehicle crosslink subsystems and the time duration of the critical failure. (Note: a critical failure is one that causes the associated crosslink to become non-operational) Calculate the percentage degradation for each space vehicle based on the percentages shown in Table 2.3.2.



----------------------------------------

* Information has been omitted and filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933.

IRIDIUM Operations and Maintenance Contract

                                   EXHIBIT A
                               STATEMENT OF WORK


         Table 2.3.2
         Crosslink Degradation Percentages

        --------------------------------------------------------------------------------------------------
                                   No. of In-plane             No. of Cross-                 Percent
         SV Plane                Crosslink failures          plane Crosslink               Degradation
                                                                failures
        --------------------------------------------------------------------------------------------------





             *                            *                          *                          *





        --------------------------------------------------------------------------------------------------


         5) Gateway/SCS Link Degradation: Identify critical failures in the space vehicle gateway subsystems and the time duration of the critical failure. (Note: a critical failure is one that causes the associated Gateway/SCS link to become non-operational) Calculate the percentage degradation for each space vehicle based on the percentages shown in Table 2.3.3.

         TABLE 2.3.3
         GATEWAY/SCS DEGRADATION PERCENTAGES

        -----------------------------------------------------------------------------
                 No. of Gateway                                Percent Degradation
                    Failures

        -----------------------------------------------------------------------------


                        *                                               *


        -----------------------------------------------------------------------------


         6) Total SV K-Band Link Degradation: For each space vehicle the percent total degradation for crosslinks and Gateway/SCS failures will then be calculated by summing the individual degradations determined in steps 4) and 5). If the sum exceeds 100%, it will be deemed to be 100%.

----------------------------------------

* Information has been omitted and filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933.

IRIDIUM Operations and Maintenance Contract

                                   EXHIBIT A
                               STATEMENT OF WORK


         7) Using an astro-dynamics orbital model calculate the number of seconds that a hypothetical user at * degrees latitude is covered by each space vehicle with failed K-Band links. The individual space vehicle coverage patterns to be used in this calculation shall be defined in the model defined by Contractor and presented at the Space System Critical Design Review. The resulting coverage seconds for each degraded space vehicle shall be determined by a weighted average of the resulting data points. The weighted average shall be calculated using the equation shown below.

                                      *

         (Note: If the system operator has adjacent beams available to partially cover the degraded coverage area and reconfigures the system accordingly this will reduce the degraded coverage seconds beginning at the time the reconfiguration takes place.)

         8) Each of the coverage seconds for each degraded space vehicle are then summed together weighted by the percentage degradations calculated in step 7) to determine the total degraded coverage seconds for K-Band link failures to be used in the calculation of the capacity factor (Y).

         9) The total degraded coverage seconds is the sum of the degraded coverage seconds calculated in steps 3) and 8). The degraded coverage seconds calculated in this step are equal to "C".

2.4 The following examples illustrate the application of the formulas in this section to five (5) hypothetical factual situations.

         2.4.1  Example 1 (AASP Coverage Factor Example)


                                      *


         2.4.2  Example 2 (AASP Coverage Factor Example)


                                      *



----------------------------------------

* Information has been omitted and filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933.

IRIDIUM Operations and Maintenance Contract


                                   EXHIBIT A
                               STATEMENT OF WORK


         2.4.3  Example 3 (AASP Capacity Factor Example)


                                       *


         2.4.4  Example 4 (AASP Capacity Factor Example)


                                       *


         2.4.5  Example 5 (AASP Coverage and Capacity Factors Example)


                                       *



----------------------------------------

* Information has been omitted and filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933.

IRIDIUM Operations and Maintenance Contract

                                   EXHIBIT A
                               STATEMENT OF WORK





                                       *




----------------------------------------

* Information has been omitted and filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933.

IRIDIUM Operations and Maintenance Contract


                                   EXHIBIT A
                               STATEMENT OF WORK





                                       *




----------------------------------------

* Information has been omitted and filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933.